                          (NEBRASKA BOOK COMPANY LOGO)

FOR IMMEDIATE RELEASE                         CONTACT:  Alan Siemek
                                                        Chief Financial Officer
                                                        402-421-0499

             NBC ACQUISITION CORPORATION REPORTS FISCAL YEAR RESULTS


LINCOLN, NEB. (June 20) - NBC Acquisition Corp. (the Company), the parent company of Nebraska Book Company Inc., today announced results for its fiscal year ended March 31, 2005. For the year, consolidated revenues were a record $402.2 million, up $3.5 million from $398.7 million in the fiscal year ended March 31, 2004. Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the 2005 fiscal year were $61.0 million, up 18.8% from $51.4 million in the prior fiscal year. The Company noted that the fiscal 2004 results were impacted by several charges related to a debt refinancing transaction in December of 2003 and the Weston Presidio transaction in March 2004. Those charges included stock compensation costs of $7.3 million and other debt refinancing transaction expenses of $0.3 million. Excluding those charges from the fiscal 2004 results, EBITDA was up $2.0 million or 3.5% in fiscal 2005 compared to fiscal 2004.

NBC's record revenues included $263.7 million from the College Bookstore division (up 10.0%), $133.9 million from the Textbook division (up 2.8%), and $33.8 million from the Complementary Services division (down 37.7%). Such revenues included inter-company revenues of $29.2 million. Revenues in the College Bookstore division increased due to acquisitions, as same store sales for the year ended March 31, 2005 were down 0.9%. Revenues in the Textbook division increased due to price increases and revenues in the Complementary Services division decreased primarily due to the previously announced loss of a large distance education customer.

Consolidated gross profit was a record $161.5 million for the fiscal year ended March 31, 2005, an increase of $2.5 million or 1.6% over the prior fiscal year. Gross margin was 40.2% for the 2005 fiscal year, an increase from the prior fiscal year margin of 39.9%, due to the increased margin percentages in both the College Bookstore and Complementary Service divisions. Gross margin percentage in the Textbook division was down due to higher costs from the Company's customer programs and an increase in the average cost of books acquired for sale. Total operating expenses were $113.7 million in fiscal 2005, an increase of $0.5 million over the prior fiscal year restated operating expenses of $113.2 million. Increases in operating expense from amortization of intangibles, primarily due to the March 4 Transaction, and depreciation expense were offset by a decrease in stock-based compensation expense that did not recur in fiscal 2005.

Net interest expense was $31.1 million, a decrease of $5.9 million compared to the prior fiscal year. The decrease was due to charges taken in fiscal 2004 related to the debt refinancing transaction in December, 2003 and the Weston Presidio transaction. The Company recorded additional interest expense of $14.2 million in fiscal 2004 from those transactions for the write off of debt issue costs and payment of call premiums. Excluding these charges, net interest expense for fiscal 2005 increased due primarily to higher debt levels.

EBITDA (excluding corporate costs) for each of the Company's operating divisions in fiscal year 2005 was $34.6 million in the College Bookstore division, an increase of $3.9 million or 12.7% over the prior fiscal year, $32.2 million in the Textbook division, a decrease of $1.3 million compared to the prior fiscal year, and $1.8 million in the Complementary Services division, a decrease of $1.1 million compared to the prior fiscal year.

Mark Oppegard, President and CEO of the Company said, "We are pleased with the consolidated operating results of our Company as we continue to grow as an organization despite a more challenging environment. While our industry is undergoing more rapid change due to increased competition for student transactions and the increased use of technology, we look forward to meeting those challenges."

At March 31, the Company was operating 124 locations around the country. The Company also announced that subsequent to that date it has acquired, opened or agreed to contract manage bookstores at the University of North Dakota in Grand Forks, North Dakota, Seminole Community College in Lake Mary, Florida, Gannon University in Erie, Pennsylvania, Sinclair Community College in Dayton, Ohio, St. Clair County Community College in Port Huron, Michigan and McLennan Community College in Waco, TX.

Because a controlling interest in the Company was acquired by funds affiliated with Weston Presidio Capital in March 2004, the results of operations for the 2004 fiscal year that follows are split into two accounting periods - one covering the 11 month period ended February 29, 2004 (Predecessor) and one covering the 1 month period ended March 31, 2004 (Successor). Operating expenses, income (loss) before income taxes and income tax expense (benefit) for the 11 months ended February 29, 2004 and the one month ended March 31, 2004 have been restated to comply with generally accepted accounting principles related to accounting for leases.

NBC ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                          Successor            Successor           Predecessor
                                                       ---------------      ---------------     -----------------
                                                          Year Ended        1 Month Ended        11 Months Ended
                                                        March 31, 2005      March 31, 2004      February 29, 2004
                                                       ---------------      ---------------     -----------------
                                                                              (as restated)       (as restated)
REVENUES, net of returns                               $   402,154,340      $    13,317,394      $   385,363,674


COSTS OF SALES                                             240,638,133            7,768,616          231,874,108
                                                       ---------------      ---------------      ---------------


  Gross profit                                             161,516,207            5,548,778          153,489,566

OPERATING EXPENSES:

  Selling, general and administrative                      100,513,028            8,540,262           91,877,771

  Depreciation                                               4,907,843              349,501            3,396,106

  Amortization                                               8,258,500              649,000            1,162,320

  Stock-based compensation                                          --                   --            7,263,940
                                                       ---------------      ---------------      ---------------

                                                           113,679,371            9,538,763          103,700,137
                                                       ---------------      ---------------      ---------------


INCOME (LOSS) FROM OPERATIONS                               47,836,836           (3,989,985)          49,789,429

OTHER EXPENSES (INCOME):

  Interest expense                                          31,724,914            2,848,447           34,535,902

  Interest income                                             (638,935)             (97,587)            (307,680)

  Gain on derivative financial instruments                          --                   --              (57,296)
                                                       ---------------      ---------------      ---------------


                                                            31,085,979            2,750,860           34,170,926
                                                       ---------------      ---------------      ---------------


INCOME (LOSS) BEFORE INCOME TAXES                           16,750,857           (6,740,845)          15,618,503


INCOME TAX EXPENSE (BENEFIT)                                 7,304,221           (2,505,159)           6,449,617
                                                       ---------------      ---------------      ---------------

NET INCOME (LOSS)                                      $     9,446,636      $    (4,235,686)     $     9,168,886
                                                       ===============      ===============      ===============


SELECTED BALANCE SHEET DATA:                            March 31, 2005      March 31, 2004
----------------------------                           ---------------     ---------------
Cash & cash equivalents                                $    31,224,343     $    33,276,181
Restricted cash **                                                  --          27,065,000
Inventories                                                 72,559,962          70,139,222
Identifiable intangibles, net of amortization              152,650,661         157,505,632
Goodwill *                                                 284,898,526         270,594,135
Total assets *                                             629,166,142         648,232,527
Total long-term debt**                                     409,745,986         431,791,924
Stockholders' equity*                                      123,808,785         114,362,135




  *Amounts for March 31, 2004 are restated. For a discussion of the restatement, see either the Company's Form 8-K/A filed with the Securities and Exchange Commission (the "SEC") on April 6, 2005 or the Company's Form 10-K for the fiscal year ended March 31, 2005, which the Company anticipates filing with the SEC on or about June 30, 2005.

  **Included in restricted cash at March 31, 2004 are escrowed funds related to bonds that were not tendered in the Weston Presidio transaction. A corresponding amount of approximately $25.9 million is included as long-term debt at March 31, 2004. The escrowed funds were used to redeem those outstanding bonds and pay accrued interest and call premiums in April, 2004.

EBITDA for the year ended March 31, 2005 and for the one month ended March 31, 2004, and the eleven months ended February 29, 2004 and the corresponding ending change in EBITDA (based upon combined EBITDA for fiscal 2004) was as follows:

                                      Successor           Successor       Predecessor
                                    -------------      -------------    -----------------
                                     Year Ended        1 Month Ended     11 Months Ended                Change
                                   March 31, 2005      March 31, 2004   February 29, 2004        Amount         Percentage
                                   --------------      --------------   -----------------    -------------    -------------
Textbook Division                   $  32,181,393      $     (85,994)     $  33,544,806      $  (1,277,419)            (3.8)%
Bookstore Division                     34,607,848         (2,471,525)        33,190,998          3,888,375             12.7%
Complementary Services Division         1,805,367            251,371          2,624,520         (1,070,524)           (37.2)%
Corporate administration               (7,591,429)          (685,336)       (15,012,469)         8,106,376            (51.6)%
                                    -------------      -------------      -------------      -------------    -------------
                                    $  61,003,179      $  (2,991,484)     $  54,347,855      $   9,646,808             18.8%
                                    =============      =============      =============      =============    =============


As the Company is highly-leveraged and its equity is not publicly-traded, it believes that a non-GAAP financial measure, EBITDA, is useful in measuring its liquidity and provides additional information for determining its ability to meet debt service requirements. The Senior Subordinated Notes, Senior Discount Notes, and Senior Credit Facility also utilize EBITDA, as defined in those agreements, for certain financial covenants. EBITDA does not represent and should not be considered as an alternative to net cash flows from operating activities as determined by GAAP, and EBITDA does not necessarily indicate whether cash flows will be sufficient for cash requirements. Items excluded from EBITDA, such as interest, taxes, depreciation and amortization, are significant components in understanding and assessing the Company's financial performance. EBITDA measures presented here may not be comparable to similarly titled measures presented by other companies.



The following presentation reconciles EBITDA with net cash flows from operating activities and also sets forth net cash flows from investing and financing activities. Net cash flows from investing and financing activities for the one month ended March 31, 2004 have been restated to reclassify the change in restricted cash from financing activities to investing activities.


                                                                        Successor            Successor         Predecessor
                                                                      --------------      --------------     -----------------
                                                                                           1 Month Ended
                                                                       Year Ended         March 31, 2004     11 Months Ended
                                                                      March 31, 2005       (As Restated)     February 29, 2004
                                                                      --------------      --------------     -----------------
EBITDA                                                                $   61,003,179      $   (2,991,484)     $   54,347,855
Adjustments to reconcile EBITDA to net cash flows from
operating activities:

   Interest income                                                           638,935              97,587             307,680

   Provision for losses on receivables                                       315,958             218,205              66,393
   Cash paid for interest                                                (26,320,272)         (6,891,827)        (20,125,528)
   Cash paid for income taxes                                             (4,946,343)             (9,991)         (6,466,526)

   Loss on disposal of assets                                                 68,065              13,582             408,095
   Changes in operating assets and liabilities, net of effect
of acquisitions/disposals                                                 (3,572,332)        (11,947,584)         10,066,803
                                                                      --------------      --------------      --------------
Net Cash Flows from Operating Activities                              $   27,187,190      $  (21,511,512)     $   38,604,772
                                                                      ==============      ==============      ==============
Net Cash Flows from Investing Activities                              $     (747,555)     $ (210,901,223)     $   (6,451,658)
                                                                      ==============      ==============      ==============
Net Cash Flows from Financing Activities                              $  (28,491,473)     $  186,026,630      $    8,103,790
                                                                      ==============      ==============      ==============

(1)


Please note that this press release, including the reconciliation of the differences between net cash flows and EBITDA can also be found on the "Financial Information" page of the Company's corporate web site at http://www.nebook.com/our_company/financial.asp.

NBC Acquisition Corp.'s financial results conference call will be Tuesday, June 21, 2005 at 9:00 a.m. CDT(10:00 a.m. EDT). Participants will be Mark W. Oppegard, President and Chief Executive Officer, Barry Major, Chief Operating Officer, and Alan G. Siemek, Chief Financial Officer.

The call can be accessed by calling 866-256-9239. A replay of the call will be available from 12:30 p.m. CDT on June 21, 2005 until 11:59 CDT on June 28, 2005 by calling 800-475-6701. The access code is 785682.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company and statements preceded by, followed by or that include the words "may," believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to volume and revenue growth, earnings per share or EBITDA growth or statements expressing general optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, the following: increased competition from other companies that target the Company's markets and from alternative media and alternative sources of textbooks for students; increased competition for the purchase and sale of used textbooks from student to student transactions; ability to successfully acquire bookstores or to integrate future acquisitions; inability to purchase a sufficient supply of used textbooks; changes in pricing of new and/or used textbooks; loss or retirement of key members of management; the impact of seasonality of the wholesale and bookstore operations; increases in the Company's cost of borrowing or inability to raise or unavailability of additional debt or equity capital; changes in general economic conditions and/or in the markets in which the Company competes or may, from time to time, compete; and other risks detailed in the Company's Securities and Exchange Commission filings, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.